Exhibit 10.3

EQUIPMENT CONTRIBUTION AGREEMENT

This EQUIPMENT CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of April 27, 2012 (“Effective Date”) by and between Charles Merchant Sr. (“Contributor”), and Southern USA Resources Inc. (formerly known as Atlantic Green Power Holding Company), a Delaware corporation (the “Company”).  Contributor and the Company are sometimes referred to collectively herein as the “Parties,” and each, a “Party.”

ARTICLE 1
DEFINITIONS

1.1           Definitions.  The following terms shall have the following respective meanings:

“Contributed Assets” means the Contributed Equipment and all user manuals, brochures, specifications, instructions and any other like materials and documents in Contributor’s possession, if any, with respect to the operation, use or maintenance of the Contributed Equipment or any item or part thereof.

“Contributed Equipment” means the equipment set forth on Exhibit A attached hereto.

“Excluded Liabilities” has the meaning ascribed to such term in Article 2.3 below.

“Indemnitee” has the meaning ascribed to such term in Article 6.1 below.

“Lien” or “Liens” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing and any arrangement entered into for the purpose of making particular assets available to satisfy any indebtedness or other obligation of any kind, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or any “synthetic lease” or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Losses” has the meaning ascribed to such term in Article 6.1 below.

“Permitted Liens” means (i) Liens imposed by law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days and have not been breached or defaulted, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the applicable Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect; and (iii) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Parties in the ordinary course of business.

“Person” means any individual, corporation, partnership, limited liability company, trust, business trust, cooperative, association or other business organization, and their respective heirs, executors, administrators, legal representatives, successors and assigns.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Transaction Documents” means this Agreement and the Notice of Acceptance.

1.2           Rules of Construction.  Except as otherwise expressly provided in this Agreement with respect to specific rules of construction, this Agreement and all appendices, schedules and exhibits hereto shall be governed by, and construed in accordance with, the following rules of construction:

1.2.1           Computation of Time Periods.  In the computation of periods of time from a specified date to a later specified date, the word or phrase “from” and “commencing on” mean “from and including” and the words or phrase “to” and “until” and “ending on” mean “to but excluding.”

1.2.2           No Presumption Against Any Party.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any particular party, whether under any rule of construction or otherwise.  This Agreement has been reviewed by each of the Parties thereto and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all the Parties.

1.2.3           Use of Certain Terms.  Unless the context requires otherwise, the plural includes the singular, the singular includes the plural, and “including” has the inclusive meaning of “including without limitation.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Agreement (including all annexes, schedules and exhibits attached hereto) as a whole and not exclusively to any particular provision.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

1.2.4           Headings and References.  Article and other headings are for reference only, and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.  References to Articles and Exhibits refer to Articles and Exhibits of or to this Agreement and references in Articles to any clause refer to such clause of such Article.  References to any agreement include, unless otherwise provided in such agreements, such agreements as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the provisions thereof.  A reference to any law as at any time shall mean that law as it may have been amended, restated, supplemented or otherwise modified from time to time, and any successor law.  A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement governing the assignment of rights and obligations under, or the binding effect, of any provision of this Agreement.

ARTICLE 2
CONTRIBUTIONS

2.1           Contribution by Contributor; Acceptance of Liabilities.  Contributor hereby unconditionally and irrevocably grants, conveys, assigns, contributes and transfers to the Company, free and clear of all Liens (other than Permitted Liens) and any and all rights or interests therein of all Persons of any kind or nature whatsoever, all of Contributor’s legal, beneficial, and other right, title, and interest in and to the Contributed Assets, and the Company hereby accepts such assignment and from and after the date of such contribution shall own the same and shall have the obligations and liabilities of ownership of the Contributed Assets, other than Excluded Liabilities which shall remain with Contributor.

2.2           Consideration. In consideration of the contribution and transfer of the Contributed Assets, the Company hereby agrees to issue to the Contributor 29,000,000 shares of its common stock, par value $0.000001 per share (the Shares”), which at the time of issuance shall represent 59% of the Company’s issued and outstanding common stock on a fully diluted basis.

2.3           Excluded Liabilities.  The Contributed Assets shall exclude, and neither the Company nor any of its transferees shall assume or have any responsibility for, any liability associated with Contributor’s ownership, possession, operation, or use of the Contributed Assets prior to the effective contribution and transfer of the Contributed Assets hereunder, nor any liability (including any liability secured by or arising in respect of any Permitted Liens which shall be the sole responsibility of Contributor) for Contributor’s business activities at any time, whether prior to or after contribution and transfer of the Contributed Assets  (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, including, without limitation, relating to any liability for local, state, or federal taxes) (“Excluded Liabilities”), and Contributor acknowledges and agrees that it shall retain and remain exclusively liable in all respects for any and all such liabilities.

2.4           Taxes.  Any Sales Tax or other Taxes imposed by any foreign, federal, state, county or local governmental authority upon or with respect to the Contributed Assets, and any Sales Taxes or other Taxes incurred through the contribution and transfer of the Contributed Assets hereunder will be paid by the Company, including any present or future transfer, stamp, documentary or other similar Taxes that arise from the contribution and transfer made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any amendment thereto, and the Company shall indemnify and hold harmless the Contributor hereto from and against any such Sales Taxes or Other Taxes.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Parties.  Each Party represents and warrants to the other Party as of the Effective Date and as of the time of the contribution of the Contributed Assets as follows:

3.1.1           Organization; Powers.  Such Party is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, and has all power and authority to perform any of its obligations under this Agreement.

3.1.2           Authorization; Enforceability.  The transactions to be entered into by such Party pursuant to this Agreement are within such Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equity holder action of such Party.  This Agreement has been duly executed and delivered by such Party and when executed and delivered by such Party, will constitute, a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles) and, as applicable, is effective to transfer all of such Party’s right, title and interest in, to and under all of the Contributed Assets.

3.1.3           Governmental Approvals; Absence of Conflicts.  The transactions contemplated hereunder (a) do not require any consent or approval of, registration or filing with or any other action by any governmental authority or any other Person, except as such have been or will be substantially obtained contemporaneously with the occurrence of the Effective Date and are or will be made in full force and effect, (b) will not violate nor constitute an event of default under the charter, by-laws, certificate of formation, operating agreement or other organizational documents of such Party, and (c) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any Contributed Asset or any right or interest thereon of any Person of any kind or nature whatsoever.

3.1.4           Compliance with Laws and Agreements.  Such Party is in compliance with all laws, including all orders of governmental authorities, applicable to it or the Contributed Assets, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, assets, liabilities, operations or financial condition of such Party or the ability of such Party to perform any of its obligations under this Agreement.

3.1.5           No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not violate any material law or regulation to which such Party is subject, as then in effect and as then interpreted by relevant regulators or in case law; nor violate any order, judgment or decree applicable to such Party of any governmental authority having jurisdiction over such Party or its respective properties; which violation, breach or default would have a material adverse effect on the validity or enforceability of this Agreement, or the ability of such Party to perform its obligations under this Agreement.

3.1.6           No Consents.  No consent, approval, permit, license, authorization or order of or declaration or filing with any governmental authority or any other Person is required to be obtained by such Party for the consummation of the transactions contemplated by this Agreement, except such as have been duly made or obtained.

3.2           Representations and Warranties of Contributor.  Contributor represents and warrants to the Company as of the Effective Date and as of the time of contribution of the Contributed Assets as follows:

3.2.1           No Violation or Default Under Agreements.  Contributor is in compliance with all indentures, agreements and other instruments binding upon it, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, assets, liabilities, operations or financial condition of Contributor or the ability of Contributor to perform any of its obligations under this Agreement.  Without limiting the foregoing, no breach or default under any agreement that is related to any Contributed Asset has occurred and is continuing, nor has Contributor or any of its Affiliates received any claim of any such breach or default.  The transactions contemplated hereunder, the consummation thereof, and the fulfillment of the terms hereof will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument binding upon Contributor or any of the Contributed Assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Contributor, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder,

3.2.2           Litigation.  There are no actions, suits at law or in equity, arbitrations or other dispute-resolution proceedings, investigations, or audits currently pending, settled or otherwise concluded within the past three years, nor, to the knowledge of Contributor, threatened against Contributor or any of its Affiliates with respect to any of the Contributed Assets or that seek to assert the invalidity or challenge the enforceability of this Agreement, prevent the consummation of any of the transactions contemplated by this Agreement, request a determination or ruling that might materially and adversely effect the validity or enforceability of this Agreement or that claim any interest in any of the Contributed Assets.

3.2.3           Accuracy of Information.  All information provided by Contributor to the Company in connection with the Contributed Assets, this Agreement and the transactions consummated pursuant to this Agreement is true, complete and correct, in all material respects, including all of the information with respect to the Contributed Equipment specified in Exhibit A.

3.2.4           Clear Title.  Contributor solely owns and has good and marketable title to the Contributed Assets, and the Contributed Assets are free and clear of any and all Liens and any and all rights or interests thereon of all Persons of any kind or nature whatsoever (other than Permitted Liens).  Upon contribution of the Contributed Assets to the Company, all right, title and interests in, to and under the Contributed Assets will pass from Contributor to the Company free and clear of any and all Liens and any and all rights or interests thereon of all Persons of any kind or nature whatsoever (other than Permitted Liens) and the Company shall solely own and have good and marketable title to the Contributed Assets.

3.2.5           Condition of Contributed Equipment.  The Contributed Equipment exists and is in good working condition (reasonable wear and tear excepted).

3.2.6           Warranties Disclaimer.  The Contributed Equipment is contributed to the Company on “as is” basis, without warranty of any kind (either express or implied), including but not limited to any implied warranties of merchantability and fitness for a specific or general purpose and those arising by statute or by law, or from a cause of dealing or usage of trade.

3.3           Representations and Warranties of Contributor in Connection with Issuance of Shares. Contributor represents and warrants to the Company as of the Effective Date and as of the time of contribution of the Contributed Assets as follows:

3.3.1           The Contributor recognizes that the Company has limited financial and operating history and that an investment in the Company involve a high degree of risk.

3.3.2           The Contributor has been advised that there will be no market for the investment made in the Company; and it may not be possible to readily liquidate this investment.

3.3.3           The Contributor's overall commitment to investments which are not readily marketable is not disproportionate to his net worth; his investment in the Company will not cause such overall commitment to become excessive; and he can afford to bear the loss of his entire investment in the Company.

3.3.4           The Contributor is an "accredited investor" as such term is defined in Rule 501 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Contributor satisfies any special suitability or other applicable requirements of his state of residence and/or the state in which the transaction by which the Interests are purchased occurs.

3.3.5           The Contributor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company. The Contributor has relied solely upon the information provided by the Company in making the Contributor’s decision to invest in the Company and has not relied upon any other representation or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company or any other third party.

3.3.6           The Contributor hereby acknowledges that the Contributor has been advised that the issuance of the Shares has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this issuance is intended to be a non-public offering pursuant to Section 4(2) of and Regulation D under the Securities Act. The Contributor represents that the Shares are being purchased for the Contributor's own account, for investment purposes only and not with a view for distribution or resale to others. The Contributor agrees that the Contributor will not sell or otherwise transfer the Shares unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available.

3.3.7           The Contributor acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority. In making an investment decision the Contributor must rely on his own examination of the Company. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom.

ARTICLE 4
COVENANTS

4.1           Notice of Acceptance.  Immediately following execution of this Agreement, the Company hereby covenants and agrees to deliver to Contributor the notice of acceptance attached hereto as Exhibit B (the “Notice of Acceptance”) which shall serve as conclusive evidence of the Company’s acceptance of the transfer and assignment of the Contributed Equipment.

4.2           Further Assurances.  Each Party hereto agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by other Party hereto to more fully effect the purposes of this Agreement, including, without limitation, the authorization of any financing statements, amendments, continuation statements or releases relating to the Contributed Assets for filing under the provisions of the Uniform Commercial Code or other law of any applicable jurisdiction, in order to, among other things, perfect the ultimate transfer and contribution of the Contributed Assets to the Company.

4.3           Release of Ownership of Contributed Assets.  The Contributor after making his contribution of the Contributed Assets hereby covenants that (a) he will take no action inconsistent with the Company’s ownership of the Contributed Assets, (b) with respect to any period of time after the Effective Date, any financial statements of such Party and each of its Affiliates that are published, made publicly available or delivered to creditors or investors (or potential creditors or investors) will not indicate or imply that such Party or any Affiliate thereof has any ownership interest in the Contributed Assets, and (c) if a third party that has a legal or equitable right to obtain such information (including any creditor, potential creditor, investor or potential investor in such Party or its Affiliate, or any regulator or court of competent jurisdiction) should inquire, such Party or its Affiliate, as applicable, will promptly indicate that the Contributed Assets, as applicable, have been contributed and transferred to the Company and will not claim ownership interests therein, and if any other third party should inquire, such Party or its Affiliate, as applicable, will not make any statement that implies that it has retained any ownership interest therein.

ARTICLE 5
CONDITIONS PRECEDENT

5.1           Conditions to Obligations of Contributor.  The obligation of Contributor under this Agreement to perform the transfer and contribution of the Contributed Assets to the Company as described in Article 2.1 above is subject to the satisfaction of the following conditions: (a) the execution and delivery of the Transaction Documents by each of the Parties; and (b) the issuance and delivery of the Shares by the Company.  Upon satisfaction of the aforementioned conditions precedent, the contribution and transfer of the Contributed Assets and acceptance of liabilities described in Articles 2.1 and 2.2 above shall occur automatically and shall be effective immediately without any further action required by the Parties hereto.

ARTICLE 6
INDEMNIFICATION

6.1           Indemnification.  Contributor shall indemnify the Company, and its directors, officers, employees, agents, partners, successors and assigns (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel (collectively, “Losses”) for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with:

6.1.1           any inaccuracy, misrepresentation or breach of representation or warranty of Contributor contained herein or in any certificate or other writing delivered pursuant to this Agreement or in connection herewith;

6.1.2           any breach, non-compliance with or nonfulfillment of any covenant, obligation, undertaking or agreement made or to be performed by Contributor contained herein;

6.1.3           any failure to transfer all legal, beneficial, and other right, title, and interest in and to the Contributed Assets free and clear of all Liens (other than Permitted Liens) and any and all rights or interests thereon of all Persons of any kind or nature whatsoever;

6.1.4           any Losses relating to the Excluded Liabilities with respect to the Contributed Assets;  and

6.1.5           any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any Party, any Affiliate of any of the foregoing or any third party.

provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from the breach by such Indemnitee of its agreements hereunder (other than unintentional breaches that are immaterial or that are corrected promptly after they come to the attention of such Indemnitee).  In the event that Contributor does indemnify any Indemnitee against any Loss as described herein, Contributor shall have the right to control the handling of all such claims arising from such Loss, including without limitation, the determination of whether and when to assert and/or settle any claim, provided, that Contributor will not compromise or settle any such claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed, and provided, further, that the Indemnitee may, at its choice, participate in the defense of any such claim (with counsel of its choice, but the fees and expenses of such additional counsel shall be at the expense of Contributor).

ARTICLE 7
MISCELLANEOUS

7.1           No Waiver; Cumulative Remedies.  No failure or delay by the Person exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have, all of which shall be available to the Parties and their respective successors and permitted assigns.  No waiver of any provision of this Agreement shall in any event be effective unless the same shall be permitted by Article 7.2 below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

7.2           Amendments.  This Agreement or any provision hereof may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parties.

7.3           Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, in the case of each Party hereto, to the address specified opposite its name on Exhibit C hereto, or to such other address as may be designated by any Party in a written notice to the other Parties hereto.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Any Party hereto may change its address for notices and other communications hereunder by notice to the other Parties hereto.

7.4           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns permitted hereby.

7.5           Governing Law; Jurisdiction; Consent to Service of Process.

7.5.1           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

7.5.2           Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Party may otherwise have to bring in the courts of any jurisdiction any action or proceeding relating to this Agreement that is permitted by this Agreement.

7.5.3           Each Party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Article 7.6.2 above.  Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.5.4           Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Article 7.3.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

7.5.5           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

7.6           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.7            Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement constitutes the entire contract among the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when each Party has received the executed counterparts hereof that, when taken together, bear the signatures of each of the other Parties hereto, and thereafter shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

7.8           Entire Agreement.  This Agreement, together with any other agreement or instrument executed in connection herewith, is intended by the Parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

THE COMPANY: SOUTHERN USA RESOURCES INC.

By:
Name:
Title:

THE CONTRIBUTOR:

Charles Merchant Sr.

EXHIBIT A

SCHEDULE OF CONTRIBUTED EQUIPMENT

No.	Description	Serial Number
1	Denver 25TPH top loading rock pulverizing mill	DMC8713
2	Klondike 25TPH mobile wash plant with link uptake; Manufactured by Goldfield Engineering, Provo, Utah	0432A
3	Fruehoff Tandem trailer hopper/screen	None
4	Denver 4' X 6' Rod/ Ball Mill	172115R/B
5	Stainless Steel storage tank/tower; approximately 20 feet in length; 10,000 capacity	None

EXHIBIT B

NOTICE OF ACCEPTANCE

SOUTHERN USA RESOURCES INC.

April       , 2012

Charles Merchant Sr.

RE:         Notice of Acceptance

Dear Charles:

Reference is hereby made to that certain Equipment Contribution Agreement (the “Agreement”) dated as of the April       , 2012 by and between Charles Merchant Sr. (“Contributor”) and Southern USA Resources Inc. (the “Company”).  All terms not defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Article 4.1 of the Agreement, the Company hereby notifies Contributor that, as of the Effective Date, it is has accepted the transfer and assignment of the Contributed Equipment.

IN WITNESS WHEREOF, the undersigned has caused this Notice of Acceptance to be executed by its duly authorized officer.

SOUTHERN USA RESOURCES INC.

By:
Name:
Title:

EXHIBIT C

ADDRESSES

If to Contributor:	Charles Merchant Sr.
1505 Alabama Highway 9 Anniston, Alabama 36207
Telephone: (256) 239-5742
Facsimile:

If to the Company:	Southern USA Resources Inc.
527 Mountain View Rd Ashland, AL 36251
Attention: Chief Executive Officer
Telephone: (256) 403-6697
Facsimile: